Exhibit 10.4

GRANT AWARD AGREEMENT AND NOTICE

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK GRANT

                         , 200

Under Armour, Inc. (the “Company”) has granted to you, the Grantee identified below, as a Non-Employee Director of the Company, restricted shares of the Company’s Class A Common Stock. This restricted stock grant has been made pursuant to the terms of the Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan along with this Notice set forth the terms and conditions of this grant. The Incentive Plan is incorporated herein by reference. Acceptance of this grant by you constitutes your acknowledgment that you have received and read a copy of the Incentive Plan, and your acceptance of all terms and conditions of such plan. Capitalized terms used in this Notice shall have the respective meanings given to such terms in the Incentive Plan, unless otherwise defined in this Notice.

Grantee Name:	________________________________________________________

Grant Date:	, 200

Number of Restricted Shares Granted:	_____________

Vesting:	100% on the date of the Company’s 200_ annual stockholder meeting, or earlier upon your death or Disability or upon a Change in Control. If you cease to be a director of the Company prior to vesting of the restricted shares, the restricted shares shall be forfeited on the date you cease to be a director.

Under Armour, Inc.

By:

Title: